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                                                                      Exhibit 21


                    MATERIAL SUBSIDIARIES OF THE REGISTRANT


                                        State or Country of     Percentage of
Subsidiary                                 Incorporation          Ownership
- ----------                              -------------------     -------------

Aries Technology, Inc.                       Delaware               100%

PDA Engineering                             California              100%

MSC Japan, Ltd.                                Japan                100%

MSC Italia                                     Italy                100%

MSC, Ltd.                                    Hong Kong              100%

MacNeal-Schwendler France                     France                100%

MSC BV                                    The Netherlands           100%

MSC Ltd.                                        U.K.                100%

MSC GmbH                                      Germany               100%

MSC Iberica, S.A.                              Spain                100%

MSC Foreign Sales Corp.                     California              100%